UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 4, 2021

Verb Technology Company, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

782 S. Auto Mall Drive, American Fork, Utah	84003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(855) 250-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 Common Stock Purchase Warrants	VERB VERBW	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Compensation and Awards

On January 4, 2021, the board of directors (the “Board”) of Verb Technology Company, Inc. (the “Company,” “we,” “us,” or “our”) approved the elements of the 2021 compensation payable to our executive officers and directors upon the recommendation of the Board’s Compensation Committee (the “Committee”). The key elements of our compensation program are summarized below. For the development of the 2021 compensation program, the Committee retained Compensation Advisory Partners LLC (“CAP”). CAP provided the Committee with advisory services only with respect to executive and Board compensation. CAP reviewed the 2020 compensation paid to our executive officers and Board and compared our compensation with certain companies CAP identified as peer companies. The Committee’s recommendation and the Board’s approval of the 2021 compensation program was based on various factors, including, among others, recommendations made by CAP.

Base Salary and Target Bonus

On January 4, 2021, the Board approved an annual base salary equal to $490,000 for Rory J. Cutaia, the Company’s Chairman of the Board, President, Chief Executive Officer, Secretary and Director, and an annual base salary equal to $250,000 for Jeffrey Clayborne, the Company’s Chief Financial Officer. The Board also approved a target annual performance-based cash bonus for 2021 calendar year equal to $490,000 and $125,000 for Messrs. Cutaia and Clayborne, respectively.

Restricted Stock Awards

On January 4, 2021, the Board granted annual restricted stock awards (“Annual RSAs”) under the Company’s 2019 Omnibus Incentive Plan (the “2019 Plan”) equal to 317,682 and 190,609 shares of our common stock for Messrs. Cutaia and Clayborne, respectively. The Annual RSAs represent the stock component of Messrs. Cutaia’s and Clayborne’s annual compensation and are subject to a four-year vesting period, with one quarter of the award vesting on the first, second, third and fourth anniversaries of the date of grant.

Annual Performance-Based Cash Bonus

On January 4, 2021, the Board also approved an annual performance-based cash bonus for the 2020 calendar year equal to $490,000 and $125,000 payable to Messrs. Cutaia and Clayborne, respectively, effective as of January 4, 2021. Messrs. Cutaia and Clayborne have determined that it is in the best interest of the shareholders to defer the Company’s payment of this annual performance-based cash bonus to a date in the future to be determined by the Board.

Board Compensation

On January 4, 2021, the Board approved an annual cash retainer for each of its non-employee directors equal to $175,000 for James P. Geiskopf, the Company’s Lead Director, and an annual cash retainer equal to $75,000 for each of Judith Hammerschmidt, Nancy Heinen, Kenneth S. Cragun and Phillip J. Bond, the Company’s other non-employee directors.

On January 4, 2021, the Board also granted Annual RSAs under the 2019 Plan equal to 101,658 shares of our common stock for Mr. Geiskopf and 50,829 shares of our common stock for each of Mses. Hammerschmidt and Heinen and Messrs. Cragun and Bond. The Annual RSAs represent the stock component of our non-employee directors’ compensation and vest on the one-year anniversary of the date of grant.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2021	Verb Technology Company, Inc.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	President and Chief Executive Officer

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